Exhibit 4.13
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 11, 2020, is among Aspen Insurance Holdings Limited (“Aspen”), the undersigned Subsidiary Borrowers (together with Aspen, each a “Borrower” and collectively the “Borrowers”), the several banks that are parties hereto, and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement (as defined below).
WHEREAS, the Borrowers, various banks, the Collateral Agent and Barclays Bank PLC, as administrative agent, entered into a Second Amended and Restated Credit Agreement dated as of March 27, 2017 (the “Credit Agreement”); and
WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:

1.    Amendments. Subject to Section 2 below, the Credit Agreement is hereby amended as follows:

(a)	Section 6.1(a), Financial Statements, of the Credit Agreement is amended by replacing “90 days” with “120 days”; and

(b)
Section 6.2(b) Certificates; Other Information, of the Credit Agreement is amended by inserting the following to the beginning of the paragraph: “If required to be filed by the Company with the SEC pursuant to SEC rules and regulations applicable to the Company:”

2.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)	The Administrative Agent shall have received a counterpart of this Amendment executed by the Borrowers, the Administrative Agent and the Required Lenders.

(b)
The representations and warranties of the Borrowers contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)	No Default has occurred and is continuing or will result from the effectiveness of this Amendment.

3.
Borrower Representations. Each Borrower hereby represents and warrants, on and as of the Amendment Effective Date, that (i) the representations and warranties applicable to such Borrower contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) this Amendment has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally and (iii) no Default shall have occurred and be continuing, both immediately before and after giving effect to the applicable provisions of this Amendment.

4.
Reaffirmation of Loan Documents. Each Borrower agrees that each Loan Document to which it is a party remains in full force and effect and is hereby ratified and confirmed. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to consent to any action requiring consent under any other provision of the Credit Agreement.

5.	Other. The provisions of Sections 11.5, 11.9, 11.12, 11.13 and 11.20 of the Credit Agreement are incorporated herein by reference as if set forth in full herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
ASPEN INSURANCE HOLDINGS LIMITED, as a Borrower By: /s/ Mark Pickering Name: Mark Pickering Title: Group Treasurer By: /s/ Scott Kirk Name: Scott Kirk Title: Chief Financial Officer
ASPEN BERMUDA LIMITED, as a Borrower By: /s/ Christian Dunleavy Name: Christian Dunleavy Title: Chief Executive Officer

ASPEN INSURANCE UK LIMITED, as a Borrower By: /s/ Michael Cain Name: Michael Cain Title: Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

ASPEN (UK) HOLDINGS LIMITED, as a Borrower By: /s/ Scott Kirk Name: Scott Kirk Title: Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

ASPEN SPECIALTY INSURANCE COMPANY, as a Borrower By: /s/ Kenneth Cadematori Name: Kenneth Cadematori Title: CFO

ASPEN U.S. HOLDINGS, INC., as a Borrower By: /s/ Kenneth Cadematori Name: Kenneth Cadematori Title: CFO

ASPEN UNDERWRITING LIMITED, as a Borrower By: /s/ Stuart Riley Name: Stuart Riley Title: Director

ASPEN AMERICAN INSURANCE COMPANY, as a Borrower By: /s/ Kenneth Cadematori Name: Kenneth Cadematori Title: CFO

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent and a Lender By: /s/ Karla K. Maloof Name: Karla K. Maloof Title: Head of Insurance, FIG Corporate Banking-NA Executed in New York

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

CITIBANK, N.A., as Syndication Agent and a Lender By: /s/ John M. Modin Name: John M. Modin Title: Managing Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON, as Collateral Agent By: /s/ Michael Pensari Name: Michael Pensari Title: Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ Annie Chung
Name: Annie Chung
Title: Director
By: /s/ Min K. Chu
Name: Ming K. Chu
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ John S. McGill
Name: John S. McGill
Title: Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON,
as a Lender

By: /s/ Michael Pensari
Name: Michael Pensari
Title: Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

LLOYDS BANK PLC,
as a Lender

By: /s/ Kamala Basdeo
Name: Kamala Basdeo
Title: Assistant Vice President
Transaction Execution

By: /s/ Tina Wong
Name: Tina Wong
Title: Assistant Vice President
Transaction Execution

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Mona Tavss
Name: Mona Tavss
Title: Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Teresa Pereyra
Name: Teresa Pereyra
Title: VP, Global Relationship Manager
FIG, Insurance

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]